As filed with the Securities and Exchange Commission on October 30, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

J.P.MORGAN & CO. INCORPORATED                DELAWARE                   13-2625764
     JPM CAPITAL TRUST I                     DELAWARE               To be applied for
     JPM CAPITAL TRUST II                    DELAWARE               To be applied for
    JPM CAPITAL TRUST III                    DELAWARE               To be applied for
     JPM CAPITAL TRUST IV                    DELAWARE               To be applied for
 (Exact name of registrant as    (State or other jurisdiction of     (I.R.S. Employer
  specified in its charter)       incorporation or organization)   Identification No.)

                                 60 Wall Street
                          New York, New York 10260-0060
                                 (212) 483-2323

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Rachel F. Robbins, Esq.
                          General Counsel and Secretary
                         J.P. Morgan & Co. Incorporated
                                 60 Wall Street
                          New York, New York 10260-0060
                                 (212) 483-2323

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:


           Gene A. Capello, Esq.                     B. Robbins Kiessling, Esq.
Vice President and Assistant General Counsel          Cravath, Swaine & Moore
       J.P. Morgan & Co. Incorporated                    825 Eighth Avenue
               60 Wall Street                         New York, New York 10019
       New York, New York 10260-0060                       (212) 474-1767
               (212) 483-2323

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/


                         Calculation of Registration Fee

Title of each class of securities                  Proposed maximum          Amount of registration fee (2)
to be registered                              aggregate offering price(1)
Senior debt securities, subordinated debt      $1,000,000,000 (3)(4)(5)                 $303,031
securities and junior subordinated debt
securities (collectively, "Debt
Securities") of J.P. Morgan & Co.
Incorporated

Preferred Securities of JPM Capital
Trusts I, II, III, and IV severally
("Preferred Securities")

Guarantees (the "Guarantees") of
Preferred Securities of JPM Capital
Trusts I, II, III and IV by J.P. Morgan
& Co. Incorporated  (6)

(1) Estimated solely for purposes of calculating the registration fee, exclusive of accrued interest and dividends, if any.

(2)      Calculated pursuant to Rule 457(o).

(3) Such indeterminable number or amount of (i) Debt Securities of J.P. Morgan & Co. Incorporated as may from time to time be issued at indeterminate prices or upon conversion or exchange of securities so issued and (ii) Preferred Securities of JPM Capital Trusts I, II, III and IV, severally, as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to JPM Capital Trusts I, II, III and IV, severally, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of JPM Capital Trust I, II, III or IV and the distribution of the assets thereof.

(4) Such amount in U.S. dollars or the equivalent in foreign denominated currency units, or if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $1,000,000,000. The Prospectuses herein cover $1,000,000,000 of securities.

(5) This Registration Statement also relates to offers and sales of Debt Securities, Preferred Securities and Guarantees in connection with market-making transactions by and through affiliates of the registrants, including J.P. Morgan Securities Inc.

(6) J.P. Morgan & Co. Incorporated is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by JPM Capital Trusts I, II, III and IV. No separate consideration will be received for any Guarantee or any other obligations.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) preferred securities of JPM Capital Trusts I, II, III and IV, severally, junior subordinated debt securities of J.P. Morgan & Co. Incorporated and guarantees by J.P. Morgan & Co. Incorporated of preferred securities issued severally by JPM Capital Trusts I, II, III and IV, and (2) debt securities (both senior and subordinated) of J.P. Morgan & Co. Incorporated. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

         The complete Prospectus for the offering of the preferred securities of J.P. Morgan & Co. Incorporated Capital Trusts I, II, III and IV, severally, the junior subordinated debt securities of J.P. Morgan & Co. Incorporated and the guarantees by J.P. Morgan & Co. Incorporated of the preferred securities issued severally by JPM Capital Trusts I, II, III and IV follows immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of debt securities (both senior and subordinated) of J.P. Morgan & Co. Incorporated.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL, PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 30, 1996


PROSPECTUS

                         J. P. Morgan & Co. Incorporated
                       Junior Subordinated Debt Securities
                               JPM Capital Trust I
                              JPM Capital Trust II
                              JPM Capital Trust III
                              JPM Capital Trust IV
                         Preferred Securities Guaranteed
                        to the Extent Set Forth Herein by
                         J. P. Morgan & Co. Incorporated

         J. P. Morgan & Co. Incorporated ("J. P. Morgan" or the "Company") may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined herein) of the Company.

         JPM Capital Trust I, JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV (the "JPM Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the respective JPM Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a JPM Trust out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of such JPM Trust and on redemption of Preferred Securities of such JPM Trust will be guaranteed by the Company as and to the extent described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold, from time to time, in one or more series by the Company to a JPM Trust, or a trustee of such JPM Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such JPM Trust. The Junior Subordinated Debt Securities purchased by a JPM Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities of such JPM Trust in connection with the dissolution of such JPM Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

         Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any JPM Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, right of the Company, if any, to defer payment of interest on the Junior Subordinated

Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in an accompanying Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

         The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time senior debt securities and/or subordinated debt securities each of which will be direct, unsecured obligations of the Company. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.

         The Offered Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company and/or any JPM Trust or underwriters are involved in the sale of the Offered Securities, their names will be set forth in the applicable Prospectus Supplement. If agents of the Company and/or any JPM Trust, or underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company and/or any JPM Trust will be set forth in the applicable Prospectus Supplement.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                              --------------------

         This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Company in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                              --------------------

                The date of this Prospectus is        , 1996.

         No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by J. P. Morgan or by another person.


                              AVAILABLE INFORMATION

         J. P. Morgan is subject to the information requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy statements and other information concerning J. P. Morgan may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which J. P. Morgan has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         J. P. Morgan hereby incorporates by reference in this Prospectus J. P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1995 (included in its Annual Report to Stockholders), J. P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and
J. P. Morgan's Reports on Form 8-K dated January 11, 1996, February 6, 1996, February 20, 1996,

February 23, 1996, April 11, 1996, May 13, 1996, July 11, 1996, August 13, 1996
and October 10, 1996 heretofore filed pursuant to Section 13 of the 1934 Act.

         In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a apart hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         J. P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.


                         J. P. MORGAN & CO. INCORPORATED

         J. P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan activities are summarized as follows:

Finance and Advisory

         Finance and Advisory encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world. These clients include corporations, governments, municipalities, and financial institutions, and the expertise J.P. Morgan offers them is based on in-depth knowledge of their needs and the industries and financial markets in which they operate. Linking clients to the full range of J.P. Morgan's financial capabilities is a global network of senior client managers.

         In partnership with clients, J.P. Morgan's advisory professionals explore the risks and rewards of such strategic alternatives as mergers and acquisitions, divestitures, privatizations, and recapitalizations. J.P. Morgan also advises clients on their capital structures, looking for ways to unlock value and seize opportunities.

         J.P. Morgan's debt underwriting, equities, and credit businesses provide the capabilities to raise the necessary capital and execute the appropriate strategies.

         In J.P. Morgan's equities business, underwriting is complemented by its ability to provide clients with liquidity in the secondary markets through its global sales and trading network. J.P. Morgan also applies its expertise in the equities markets to structuring equity derivatives as a means of helping clients manage market volatility. High-quality equity research is integral to all aspects of its business.

         J.P. Morgan's credit capabilities include meeting clients' financing needs by issuing and syndicating loans and other credit facilities.

Sales and Trading

         Sales and Trading provides clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, foreign exchange, and commodity instruments; it serves as a counterparty to help clients manage risks; and it provides financial and economic research to help clients assess opportunities and track performance. To function effectively in its role as a market-maker, it also takes positions. J.P. Morgan's clients include corporations, central banks, governments and their agencies, financial institutions, pension funds, mutual funds, and leveraged funds.

         J.P. Morgan's fixed income activities encompass acting as a primary dealer in U.S. and foreign government securities; making markets in options, money market instruments, U.S. government agency securities, and corporate debt securities; and helping clients manage their exposure to fluctuating interest and foreign exchange rates by structuring, executing, and making markets in risk management instruments.

         J.P. Morgan's foreign exchange capabilities include executing spot transactions and structuring transactions to help clients manage their foreign currency exposures. In commodities, J.P. Morgan makes markets in precious metals, base metals, and energy products and develops hedging and financial strategies for clients.

         J.P. Morgan's emerging markets activities, while principally related to fixed income activities, cross all markets, and J.P. Morgan's worldwide network enables it to fulfill its role as a market-maker and provide clients with a steady flow of market information.

         In addition to J.P. Morgan's client-focused businesses, it has a separate proprietary unit that engages in transactions for its own account across all markets.

Asset Management and Servicing

         Asset Management and Servicing activities encompass designing and executing investment strategies and providing administrative and brokerage services. J.P. Morgan's clients include corporations, financial and governmental institutions, and high net worth individuals.

         J.P. Morgan tailors its asset management capabilities for both institutional and private clients. For institutional clients, it offers such services as the management of employee-benefit-plan assets, executing investment strategies across the spectrum of asset classes in all major markets.

         J.P. Morgan's private banking group helps high net worth individuals plan and execute their investment strategies with a broad range of capabilities, which include managed investment and trust portfolios, Morgan-advised mutual funds, and a full-service brokerage unit. Credit, deposit, trust, and estate services are also provided to private clients.

         J.P. Morgan's exchange traded products professionals provide institutional clients with worldwide access to major exchanges by acting as futures and options brokers in executing and clearing contracts.

         J.P. Morgan provides such operational services as the administration of depositary receipt programs and global trust and agency services. It operates the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, and offers credit and deposit services to Euroclear participants.

Equity Investments

         J.P. Morgan invests its capital in the private equity of rapidly growing companies, management buyouts, privatizations, and recapitalizations. These investments are made and managed with the objective of maximizing total return--both long-term appreciation and net realized gains. While each opportunity for investment is evaluated to achieve the firm's desired balance between risk and return, many of these opportunities arise from its client relationships.

         J.P. Morgan's equity investment portfolio consists of approximately 95 investments diversified by industry, geography, and year of investment. J.P. Morgan's goal is to maintain a diversified portfolio capable of generating significant returns over time. This is a high-risk, high-reward business, and the firm operates under a variety of legal and regulatory restrictions in managing the portfolio.

         Investments are generally held for three to seven years, depending on J.P. Morgan's view of when a sale will produce optimal returns. Typically, investments are harvested through a public offering of securities or the sale of the investment. While realization of gains in the portfolio accelerates during periods of strong equity and merger markets, the process of assessing and managing the risks and rewards of new opportunities and existing investments continues throughout market cycles.

Asset and Liability Management

         Asset and Liability Management activities include managing the firm's interest rate risk as it relates to nontrading-related assets, liabilities, and off-balance-sheet activities and managing the firm's overall liquidity risk.

         J.P. Morgan's objective when it comes to interest rate risk management is to create longer-term value, which is realized over time primarily as net interest revenue and net investment securities gains. J.P. Morgan's primary focus is on achieving a desired overall interest rate profile, which may change over time, based on management's longer-term view of global interest rate trends and economic conditions. A variety of instruments -- in numerous currencies both on- and off-balance-sheet -- are used in an integrated manner to achieve this objective.

         J.P. Morgan manages the maturity and repricing imbalances between its assets and liabilities through the use of investments in the more liquid fixed income markets worldwide derivatives. Asset and liability management swaps are used to held exposures; to modify the interest rate characteristics of specified assets or liabilities; and, in the case of risk-adjusting swaps, to adjust Morgan's overall interest rate risk profile.

         The firm's liquidity risk profile is managed to ensure that even under adverse conditions, it has the ability to access funds at a reasonable cost. A strong capital position is therefore an integral part of our liquidity management because it enables us to raise funds as inexpensively as possible in a variety of international markets.


Regulation

         J. P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J. P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J. P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and

Board interpretations limit the extent to which J. P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J. P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J. P. Morgan might not be in a financial position to do so.

         The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J. P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition currently restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. The Board has proposed a modification to its interpretation which would increase such limit to 25% of total gross revenues, but there can be no assurance that such modification will be adopted. J. P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

         Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J. P. Morgan's largest subsidiary, is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J. P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J. P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

         Among other wholly owned subsidiaries:

              JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

              J. P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading

              Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

              J. P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

         J. P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

         The principal executive office of J. P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number of (212) 483-2323.


           J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                       Six Months
                          Ended              Years Ended December 31,
                         June 30,   ----------------------------------------------
                          1996      1995     1994     1993        1992        1991
                          ----      ----     ----     ----        ----        ----
Excluding Interest on
  Deposits ..........     1.42      1.35     1.40     1.70(a)     1.53(b)     1.42(c)
Including Interest on
  Deposits ..........     1.30      1.24     1.28     1.46(a)     1.31(b)     1.23(c)

-----------

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was 1.43 excluding interest on deposits and 1.24 including interest on deposits.

                  J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                       Six Months
                         Ended                Years Ended December 31,
                        June 30,    ----------------------------------------------
                          1996      1995     1994     1993        1992        1991
                          ----      ----     ----     ----        ----        ----
Excluding Interest on
  Deposits ..........     1.41      1.34     1.39     1.69(a)     1.52(b)     1.40(c)
Including Interest on
  Deposits ..........     1.29      1.23     1.27     1.46(a)     1.31(b)     1.22(c)

-----------
(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was
         1.65 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.


                                 USE OF PROCEEDS

         Each JPM Trust will use the proceeds from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from J.P. Morgan. Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Junior Subordinated Debt Securities will be used by J.P. Morgan for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries. Pending such use, J. P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.


                                 THE JPM TRUSTS

         Each of JPM Capital Trust I, JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV is a statutory business trust formed on October 29, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such JPM Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such JPM Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.


Trust Securities

         Upon issuance of any Preferred Securities by a JPM Trust, the holders thereof will own all the issued and outstanding Preferred Securities of such JPM Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each JPM Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such JPM Trust and will own, directly or indirectly, all the issued and outstanding Common Securities of each JPM Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a JPM Trust occurs and is continuing, the holders of Preferred Securities of such JPM Trust will have a priority over holders of the Common Securities of such JPM Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each JPM Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

Powers and Duties of Trustees

         The number of trustees (the "Trustees") of each JPM Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be [ ], which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Wilmington Trust Company, that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a JPM Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such JPM Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a JPM Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities of a JPM Trust out of funds from the Property Account of such JPM Trust. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by [ ], acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a JPM Trust refers to [ ] acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all the Common Securities of each JPM Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of a JPM Trust will be set forth in the applicable

Prospectus Supplement, but may terminate earlier as provided in the Declaration of such JPM Trust.

         The duties and obligations of the Trustees of a JPM Trust shall be governed by the Declaration of such JPM Trust. Under its Declaration, each JPM Trust shall not, and the Trustees of such JPM Trust shall cause such JPM Trust not to, engage in any activity other than in connection with the purposes of such JPM Trust or other than as required or authorized by such Declaration. In particular, each JPM Trust shall not, and the Trustees of such JPM Trust shall cause such JPM Trust not to, (a) invest any proceeds received by such JPM Trust from holding the Junior Subordinated Debt Securities purchased by such JPM Trust, but shall promptly distribute from the Property Account of such JPM Trust all such proceeds to holders of its Trust Securities pursuant to the terms of the Declaration of such JPM Trust and of such Trust Securities; (b) acquire any assets other than as expressly provided in such Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by such Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such JPM Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such JPM Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets or upon the Property Trustee of such JPM Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the applicable Indenture or such Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or such Junior Subordinated Debt Securities or such Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such JPM Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such JPM Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.


Books and Records

         The books and records of each JPM Trust will be maintained at the principal office of such JPM Trust and will be open for inspection by a holder of Preferred Securities of such JPM Trust or such holder's representative for any purpose reasonably related to such holder's interest in such JPM Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable JPM Trust as soon as available after the end of such JPM Trust's fiscal year.


Voting

         Except as provided under the Business Trust Act, the applicable Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.


The Property Trustee

         The Property Trustee, for the benefit of the holders of the Trust Securities of a JPM Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee is also authorized to enforce the rights of holders of Preferred Securities of a JPM Trust under the related Preferred Securities Guarantee. If any JPM Trust's failure to make distributions on the Preferred Securities of such JPM Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities of a JPM Trust will have the right to direct the Property Trustee for such JPM Trust with respect to certain matters under the Declaration for such JPM Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the applicable Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities of a JPM Trust may institute a legal proceeding against the Company to enforce such rights or such Preferred Securities Guarantee, as the case may be.


Distributions

         Pursuant to each Declaration, distributions on the Preferred Securities of a JPM Trust must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account of such JPM Trust to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a JPM Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such JPM Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such JPM Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such JPM Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a JPM Trust is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities of a JPM Trust, but such Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a JPM

Trust according to the aggregate liquidation amount of the Trust Securities of such JPM Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such JPM Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such JPM Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such JPM Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such JPM Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such JPM Trust outstanding.


Events of Default

         If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such JPM Trust will occur and be continuing with respect to any outstanding Trust Securities of such JPM Trust. In such event, each Declaration provides that the holders of Common Securities of the applicable JPM Trust will be deemed to have waived any such Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such JPM Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of a JPM Trust is waived by the holders of the Preferred Securities of such JPM Trust as provided in the Declaration of such JPM Trust, the holders of Common Securities of such JPM Trust pursuant to such

Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under such Declaration without any further act, vote or consent of the holders of such Common Securities.


Record Holders

         Each Declaration provides that the Trustees of the applicable JPM Trust may treat the person in whose name a certificate representing Preferred Securities of such JPM Trust is registered on the books and records of such JPM Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such JPM Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such JPM Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each
Declaration:

               (i) the applicable JPM Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under such Declaration and, except as set forth in such Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities of such JPM Trust ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

               (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under such Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities of a JPM Trust will be disclosed in the applicable Prospectus Supplement.


Debts and Obligations

         In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities of the applicable JPM Trust) and all costs and expenses of such JPM Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such JPM Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any JPM Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

         The business address of each JPM Trust is c/o J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260-0060, telephone number (212) 483-2323.


                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each JPM Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a JPM Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such JPM Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such JPM Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such JPM Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such JPM Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such JPM Trust to the holders of Preferred Securities of such JPM Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust, (vi) the obligation or right, if any, of such JPM Trust to purchase or redeem Preferred Securities issued by such JPM Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such JPM Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such JPM Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more JPM Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such JPM Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such JPM Trust consistent with the Declaration of such JPM Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred

Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Preferred Securities, each JPM Trust will issue one series of Common Securities. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a JPM Trust will be substantially identical to the terms of the Preferred Securities issued by such JPM Trust and the Common Securities will rank pari passu and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a JPM Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such JPM Trust. All the Common Securities of a JPM Trust will be directly or indirectly owned by the Company.


               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of a JPM Trust. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by [ ], acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable JPM Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section references used herein are references to the provisions of the form of Preferred Securities Guarantee.


General

         Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the applicable JPM Trust, the Guarantee Payments (as defined herein), to the extent not paid by such JPM Trust, regardless of any defense, right of set-off or counterclaim that such JPM Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a JPM Trust to the extent not paid or made by such JPM Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such JPM Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such JPM Trust has funds available therefor, or (b) the amount of assets of such JPM Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of such JPM Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the applicable JPM Trust to pay such amounts to such holders.

         The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred

Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of such JPM Trust and the JPM Trust will not have funds available therefor.

         The Company's obligations under the Declaration for each JPM Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such JPM Trust, the Junior Subordinated Debt Securities purchased by such JPM Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such JPM Trust.


Certain Covenants of the Company

         In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, so long as any Preferred Securities of a JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause such JPM Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.1)


Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable JPM Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. (Section 9.2) All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable JPM Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.1)

Termination of the Preferred Securities Guarantees

         Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable JPM Trust upon full payment of the redemption price of all Preferred Securities of such JPM Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such JPM Trust in exchange for all the Preferred Securities issued by such JPM Trust, or upon full payment of the amounts payable upon liquidation of such JPM Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable JPM Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.1)


Status of the Preferred Securities Guarantees

         The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.2) Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable JPM Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

         Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with [ ], as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable JPM Trust. [ ] shall enforce such Preferred Securities Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable JPM Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to [ ]. If [ ] fails to enforce a Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable JPM Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable JPM Trust or any other person or entity.


Miscellaneous

         The Company will be required to provide annually to [ ] a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with [ ] an officer's certificate as to the Company's compliance with all conditions to be complied with by it under each Preferred Securities Guarantee. (Section 2.4)

         [ ], prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, [ ] is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred

Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2)


Governing Law

         The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.


             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

         Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Company and [ ], as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.


General

         The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

         The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

         In the event Junior Subordinated Debt Securities are issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such JPM Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust.

         Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.3)

         Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Junior Subordinated Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. (Section 2.8)

         Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United

States Federal income tax purposes will be described in the applicable Prospectus Supplement.


Certain Covenants of the Company Applicable to the Junior Subordinated Debt Securities

         If Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities of such JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to such Junior Subordinated Debt Securities or (iii) in the event that Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, if Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, for so long as the Preferred Securities of such JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to comply fully with all its obligations and agreements contained in such Declaration and
(iii) not to take any action which would cause such JPM Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.


Subordination

         The Junior Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior Indebtedness, Subordinated Indebtedness and to Derivative Obligations (as such terms are defined below) of J.P. Morgan, whether outstanding as of this date or hereafter incurred. In addition, since J. P. Morgan is a holding company, the right of J. P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debt Securities to benefit as creditors of J.
P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J. P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreement, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J. P. Morgan may pay dividends or otherwise supply funds to J. P. Morgan.

         The Junior Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J. P. Morgan. No payment pursuant to the Junior Subordinated Debt Securities may be made and no holder of the Junior Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J. P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity or payment thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2)

         In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment on the Junior Subordinated Debt Securities; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts in preference to the Junior Subordinated Debt Securities to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

         Upon any distribution of the assets of J. P. Morgan upon dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J. P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Junior Subordinated Debt Securities. By reason of such subordination, in the event of a bankruptcy or insolvency of J.
P. Morgan, holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J. P. Morgan may receive more, ratably, and holders of the Junior Subordinated Debt Securities or coupons appertaining thereto may receive less, ratably, than the other creditors of J. P. Morgan. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debt Securities. The Indenture does not limit the amount of Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations J. P. Morgan may incur.

         Senior Indebtedness of J. P. Morgan is defined as the principal of, premium, if any, and interest on (a) all Debt of J. P. Morgan, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such Debt as is by its terms expressly stated to be not superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the Junior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject;
(ii) Debt which constitutes Subordinated Indebtedness and (iii) any other debt securities issued pursuant to the Indenture.

         "Subordinated Indebtedness" is defined as the principal of, premium, if any, and interest, on Debt, whether outstanding on the date of the execution of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of J.P. Morgan (other than the Junior Subordinated Debt Securities).

         The term "Debt" as used in the foregoing definitions shall mean any obligation of, or any obligation guaranteed by, J. P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J. P. Morgan's bankruptcy. (Section 1.1)

         Derivative Obligations of J. P. Morgan are defined in the Indenture as obligations of J. P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness, Subordinated Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the

Junior Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy code of 1978, as amended and in effect on the date of the Indenture. (Section 1.1)

         The Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such debt securities would be senior to the Junior Subordinated Debt Securities and any limitation on the issuance of such additional senior indebtedness.

         Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness and Subordinated Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the Junior Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company.

Events of Default, Waiver, Notice

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

         (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

         (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

         (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

         (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of such series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section [ ])

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section [ ]) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of such series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections [ ] and [ ])

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of a series may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest on Junior Subordinated Securities of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities of such series. (Section [ ]) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section [ ])

         If a series of Junior Subordinated Debt Securities is issued to a JPM Trust in connection with the issuance of Trust Securities of such JPM Trust, then, under the applicable Declaration, an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

Modification of the Indentures; Waiver of Compliance

         The Indenture contains provisions permitting J. P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective Junior Subordinated Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective Junior Subordinated Debt Securities, or waive compliance by J. P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any respective Junior Subordinated Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount Junior Subordinated Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Junior Subordinated Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the Junior Subordinated Debt Securities provide therefor, any right of repayment at the option of the holder of a Junior Subordinated Debt Security, without the consent of the holder of each respective Junior Subordinated Debt Security so affected or (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Junior Subordinated Debt Security so affected. (Sections 8.2 and 8.6)

         The Indenture also permits J. P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of Junior Subordinated Debt Securities to evidence the merger of J. P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of Junior Subordinated Debt Security already outstanding, and for certain other purposes. (Section 8.1)


Consolidations, Mergers and Sales of Assets

         J. P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J. P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the Junior Subordinated Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.
P. Morgan, and J. P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine)


Book Entry and Settlement

         If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

         The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.


Governing Law

         The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 12.8)


Information Concerning the Indenture Trustee

         The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

         [ ] is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.


                                  ERISA MATTERS

         The Company and certain affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA.

The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.


                              PLAN OF DISTRIBUTION

         The Company may sell any series of Junior Subordinated Debt Securities and the JPM Trusts may sell the Preferred Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. Any such persons may be customers of, engage in transactions with, or perform services for, J. P. Morgan in the ordinary course of business.

         Offered Securities may be offered and sold through agents designated by
J. P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J. P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Offered Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J. P. Morgan to indemnification by J. P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         If an underwriter or underwriters are utilized in the sale of the Offered Securities, J. P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J. P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

         If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, J. P. Morgan will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act f 1933, as amended, of the Offered Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with J. P. Morgan, to indemnification by J. P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Offered Securities may be solicited directly by J.
P. Morgan and sales thereof may be made by J. P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         If so indicated in the Prospectus Supplement, J. P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J. P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount no less than, and, unless J. P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J. P. Morgan.

         Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J. P. Morgan.

         The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

         This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J. P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

         The offer and sale of the Offered Securities by an affiliate of J. P. Morgan will comply with the requirements of Schedule E ("Schedule E") of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. Accordingly, an affiliate of J. P. Morgan that is a member of the NASD may participate in a public offering and sale of Offered Securities if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J. P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of Schedule E.

         Each NASD member participating in offers and sales of the Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

         Certain of the underwrites or agents and their associates may be customers of, engage in transactions with, and perform services for, J. P. Morgan in the ordinary course of business. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.


                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Delaware. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the Company by Gene A. Capello of J. P. Morgan, and for the agents or underwriters, if any, by Cravath, Swaine & Moore, New York, New York.

                                     EXPERTS

         The audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (included in J. P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance upon the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

                         J.P. Morgan & Co. Incorporated

                                Debt Securities


     J.P. Morgan & Co. Incorporated ("J.P. Morgan") may from time to time offer its senior debt securities (the "Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities") (the Debt Securities and the Subordinated Debt Securities are collectively known as the "J.P. Morgan Debt Securities"), warrants to purchase J.P. Morgan Debt Securities (the "Debt Warrants"), for issuance and sale, at an aggregate initial public offering price not to exceed $1,000,000,000, on terms determined by market conditions at the time of sale. J.P. Morgan Debt Securities and Debt Warrants are collectively called the "Securities". As used herein, Securities shall include Securities denominated in U.S. dollars or, at the option of J.P. Morgan if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to currencies, including European Currency Units
(ECU). With respect to the J.P. Morgan Debt Securities as to which this Prospectus is being delivered, the specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, coin or currency or currency units in which principal and interest will be paid, purchase price and any terms for mandatory or optional redemption (including any sinking fund) of any J.P. Morgan Debt Securities, the exercise price and terms of any Debt Warrants and any other specific terms of the Securities are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). The Securities are sometimes referred to as the "Offered Securities".

                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                 ---------------

     The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through one or more managing underwriters, acting alone or with other underwriters. See "Plan of Distribution". Any such agents or dealers, and any underwriters, are set forth in the Prospectus Supplement. If an agent of J.P. Morgan or a dealer or underwriter is involved in the offering of the Offered Securities in connection with which this Prospectus is being delivered, the agent's commission, dealer's purchase price or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to J.P. Morgan from such sale will be the purchase price of such Offered Securities less such commission in the case of an agent, the purchase price of such Offered Securities in the case of a dealer, and the public offering price less such discount in the case of an underwriter and less, in each case, the other expenses of J.P. Morgan associated with such issuance and distribution.

     The aggregate proceeds to J.P. Morgan from all the Offered Securities sold will be the purchase price of such Offered Securities excluding any agents' commissions, any underwriters' discounts and the other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


October __, 1996


     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by J.P. Morgan or by another person.

                           AVAILABLE INFORMATION

     J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning J.P. Morgan may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which J.P. Morgan has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1995 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996 and J.P. Morgan's Reports on Form 8-K dated January 11, 1996, February 6, 1996, February 20, 1996, February 23, 1996, April 11, 1996, May 13, 1996, July 11, 1996, August 17, 1996
and October 10, 1996 heretofore filed pursuant to Section 13 of the 1934 Act.

     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.

                         J.P. MORGAN & CO. INCORPORATED

            J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan activities are summarized as follows:

Finance and Advisory

            Finance and Advisory encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world. These clients include corporations, governments, municipalities, and financial institutions, and the expertise J.P. Morgan offers them is based on in-depth knowledge of their needs and the industries and financial markets in which they operate. Linking clients to the full range of J.P. Morgan's financial capabilities is a global network of senior client managers.

            In partnership with clients, J.P. Morgan's advisory professionals explore the risks and rewards of such strategic-alternatives as mergers and acquisitions, divestitures, privatizations, and recapitalizations. J.P. Morgan also advises clients on their capital structures, looking for ways to unlock value and seize opportunities.

            J.P. Morgan's debt underwriting, equities, and credit businesses provide the capabilities to raise the necessary capital and execute the appropriate strategies.

            In J.P. Morgan's equities business, underwriting is complemented by its ability to provide clients with liquidity in the secondary markets through its global sales and trading network. J.P. Morgan also applies its expertise in the equities markets to structuring equity derivatives as a means of helping clients manage market volatility. High-quality equity research is integral to all aspects of its business.

            J.P. Morgan's credit capabilities include meeting clients' financing needs by issuing and syndicating loans and other credit facilities.

Sales and Trading

            Sales and Trading provides clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, foreign exchange, and commodity instruments; it serves as a counterparty to help clients manage risks; and it provides financial and economic research to help clients assess opportunities and track performance. To function effectively in its role as a market-maker, it also takes positions. J.P. Morgan's clients include corporations, central banks, governments and their agencies, financial institutions, pension funds, mutual funds, and leveraged funds.

            J.P. Morgan's fixed income activities encompass acting as a primary dealer in U.S. and foreign government securities; making markets in options, money market instruments, U.S. government agency securities, and corporate debt securities; and helping clients manage their exposure to fluctuating interest and foreign exchange rates by structuring, executing, and making markets in risk management instruments.

            J.P. Morgan's foreign exchange capabilities include executing spot transactions and structuring transactions to help clients manage their foreign currency exposures. In commodities, J.P. Morgan makes markets in precious metals, base metals, and energy products and develops hedging and financial strategies for clients.

            J.P. Morgan's emerging markets activities, while principally related to fixed income activities, cross all markets, and J.P. Morgan's worldwide network enables it to fulfill its role as a market-maker and provide clients with a steady flow of market information.

            In addition to J.P. Morgan's client-focused businesses, it has a separate proprietary unit that engages in transactions for its own account across all markets.

Asset Management and Servicing

            Asset Management and Servicing activities encompass designing and executing investment strategies and providing administrative and brokerage services. J.P. Morgan's clients include corporations, financial and governmental institutions, and high-net-worth individuals.

            J.P. Morgan tailors its asset management capabilities for both institutional and private clients. For institutional clients, it offers such services as the management of employee-benefit-plan assets, executing investment strategies across the spectrum of asset classes in all major markets.

            J.P. Morgan's private banking group helps high net worth individuals plan and execute their investment strategies with a broad range of capabilities, which include managed investment and trust portfolios, Morgan-advised mutual funds, and a full-service brokerage unit. Credit, deposit, trust, and estate services are also provided to private clients.

            J.P. Morgan's exchange traded products professionals provide institutional clients with worldwide access to major exchanges by acting as futures and options brokers in executing and clearing contracts.

            J.P. Morgan provides such operational services as the administration of depositary receipt programs and global trust and agency services. It operates the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, and offers credit and deposit services to Euroclear participants.

Equity Investments

            J.P. Morgan invests its capital in the private equity of rapidly growing companies, management buyouts, privatizations, and recapitalizations. These investments are made and managed with the objective of maximizing total return--both long-term appreciation and net realized gains. While each opportunity for investment is evaluated to achieve the firms' desired balance between risk and return, many of these opportunities arise from its client relationships.

            J.P. Morgan's equity investment portfolio consists of approximately 95 investments diversified by industry, geography, and year of investment. J.P. Morgan's goal is to maintain a diversified portfolio capable of generating significant returns over time. This is a high-risk, high-reward business, and the firm operates under a variety of legal and regulatory restrictions in managing the portfolio.

            Investments are generally held for three to seven years, depending on J.P. Morgan's view of when a sale will produce optimal returns. Typically, investments are harvested through a public offering of securities or the sale of the investment. While realization of gains in the portfolio accelerates during periods of strong equity and merger markets, the process of assessing and managing the risks and rewards of new opportunities and existing investments continues throughout market cycles.

Asset and Liability Management

            Asset and Liability Management activities include managing the firms' interest rate risk as it relates to nontrading-related assets, liabilities, and off-balance-sheet activities and managing the firm's overall liquidity risk.

            J.P. Morgan's objective when it comes to interest rate risk management is to create longer-term value, which is realized over time primarily as net interest revenue and net investment securities gains. J.P. Morgan's primary focus is on achieving a desired overall interest rate profile, which may change over time, based on management's longer-term view of global interest rate trends and economic conditions. A variety of instruments -- in numerous currencies both on- and off-balance-sheet -- are used in an integrated manner to achieve this objective.

            J.P. Morgan manages the maturity and repricing imbalances between its assets and liabilities through the use of investments in the more liquid fixed income markets worldwide derivatives. Asset and liability management swaps are used to held exposures; to modify the interest rate characteristics of specified assets or liabilities; and, in the case of risk-adjusting swaps, to adjust Morgan's overall interest rate risk profile.

            The firm's liquidity risk profile is managed to ensure that even under adverse conditions, it has the ability to access funds at a reasonable cost. A strong capital position is therefore an integral part of our liquidity management because it enables us to raise funds as inexpensively as possible in a variety of international markets.

Regulation

            J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

            The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition currently restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. The Board has proposed a modification to its interpretation which would increase such limit to 25% of total gross revenues, but there can be no assurance that such modification will be adopted. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

            Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

            Among other wholly owned subsidiaries:

                  JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

                  J.P. Morgan Futures Inc. is subject to
                  regulation by the Commodity Futures Trading
                  Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

                  J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

            J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

            The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number of (212) 483-2323.


       J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                   Six Months Ended          Years Ended December 31,
                       June 30,     -----------------------------------------
                         1996       1995    1994     1993      1992      1991
                         ----       ----    ----     ----      ----      ----
Excluding Interest on
  Deposits ..........    1.42       1.35    1.40     1.70(a)   1.53(b)   1.42(c)
Including Interest on
  Deposits...........    1.30       1.24    1.28     1.46(a)   1.31(b)   1.23(c)

-----------

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and
    1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was
    1.43 excluding interest on deposits and 1.24 including interest on deposits.

                                 USE OF PROCEEDS

 Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries. Pending such use, J.P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

                   DESCRIPTION OF J.P. MORGAN DEBT SECURITIES

 The Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of August 15, 1982 and all indentures supplemental thereto, including the First Supplemental Indenture dated as of May 5, 1986 (collectively referred to as the "Debt Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (the "Debt Trustee"). The Subordinated Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of March 1, 1993, and any indentures supplemental thereto, (the "Subordinated Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Citibank, N.A., as Trustee (the "Subordinated Trustee"). The Debt Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and the Debt Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The following statements are subject to the detailed provisions of the Indentures, copies of which are filed as exhibits to the Registration Statement, and to the provisions of the Trust Indenture Act of 1939, as amended. Wherever references are made to particular provisions of the Indentures, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain capitalized terms used herein are defined in the Indentures. References in italics are to sections or articles of the Indentures.

General

 Each Indenture does not limit the amount of J.P. Morgan Debt Securities that may be issued thereunder and provides that J.P. Morgan Debt Securities may be issued in series thereunder up to the aggregate principal amount that may be authorized from time to time by J.P. Morgan. Reference is made to the Prospectus Supplement for the following terms of each series of J.P. Morgan Debt Securities in respect of which this Prospectus is being delivered: (1) whether the J.P. Morgan Debt Securities are Debt Securities or Subordinated Debt Securities; (2) the designation, aggregate principal amount and authorized denominations of such J.P. Morgan Debt Securities; (3) the purchase price of such J.P. Morgan Debt Securities (expressed as a percentage of the principal amount thereof); (4) the date on which such J.P. Morgan Debt Securities will mature; (5) the rate or rates per annum at which such J.P. Morgan Debt Securities will bear interest, if any, or the method by which such interest will be determined; (6) the coin or currency or units based on or relating to currency units (including ECU) for which J.P. Morgan Debt Securities may be purchased and in which payment of principal and interest will be made; (7) the dates on which such interest, if any, will be payable; (8) the terms of any mandatory or optional redemption (including any sinking fund); (9) whether the J.P. Morgan Debt Securities will be issued in fully registered form without coupons attached or in bearer form with coupons; (10) the restrictions, if any, applicable to the exchange of J.P. Morgan Debt Securities of one form for another and to the offer, sale and delivery of the J.P. Morgan Debt Securities; (11) whether and under what circumstances J.P. Morgan will pay additional amounts on J.P. Morgan Debt Securities in the event of certain developments with respect to United States withholding tax or information reporting laws; (12) whether J.P. Morgan may redeem the J.P. Morgan Debt

Securities in the event of such developments; and (13) any other specific terms. If a Prospectus Supplement specifies that J.P. Morgan Debt Securities are denominated in a currency other than U.S. dollars or in a currency unit, such Prospectus Supplement shall also specify the coin or currency or currency unit in which the principal, premium, if any, and interest, if any, on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Unless otherwise specified, principal and interest, and additional amounts, if any, will be payable at the office of First Trust of New York, National Association in New York City, provided that payment of interest on any J.P. Morgan Debt Securities in registered form may be made at the option of J.P. Morgan by check mailed to the registered holders.

 Some of the J.P. Morgan Debt Securities may be issued as original issue discount J.P. Morgan Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Federal income tax, accounting and other special considerations applicable to any such original issue discount J.P. Morgan Debt Securities will be described in the Prospectus Supplement relating thereto.

 J.P. Morgan Debt Securities may be presented for exchange, and registered J.P. Morgan Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the J.P. Morgan Debt Securities and the Prospectus Supplement. J.P. Morgan Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any exchange of the J.P. Morgan Debt Securities or transfer of J.P. Morgan Debt Securities in registered form, but J.P. Morgan may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.8 of the Indentures)

 The Indentures and Debt Securities will not contain any provision that would require J.P. Morgan to repurchase or redeem or otherwise modify the terms of the Debt Securities upon a change in control or other events involving J.P. Morgan that may adversely affect the credit quality of J.P. Morgan.

Subordinated Debt Securities

  Subordination

 The Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior Indebtedness (as defined below) of J.P. Morgan and, in certain circumstances relating to the bankruptcy or insolvency of J.P. Morgan, the Derivative Obligations (as defined below), whether outstanding as of this date or hereafter incurred. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

 The Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness of J.P. Morgan. In certain events of bankruptcy or insolvency of J.P. Morgan, the Subordinated Debt Securities will also be subordinate in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of Derivative Obligations (as defined below). No payment pursuant to the Subordinated Debt Securities may be made and no holder of the Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2. of the Subordinated Indenture)

 Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, (i) the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Subordinated Debt Securities and (ii) if, after giving effect to the operation of clause (i) above, amounts remain available for payment or distribution in respect of the Subordinated Debt Securities (any such remaining amount being defined as the "Excess Proceeds") and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due thereon, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Derivative Obligations before any payment may be made on the Subordinated Debt Securities. (Sections 10.3 and 10.12 of the Subordinated Indenture.) By reason of such subordination, in the event of a bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the Subordinated Debt Securities or coupons appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. No series of subordinated debt is subordinated to any other series of subordinated debt. However, by reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to creditors in respect of Derivative Obligations, in the event of a bankruptcy or insolvency of J.P. Morgan, the holders of the Subordinated Debt Securities may receive less, ratably, than holders of Antecedent Subordinated Indebtedness (as defined below). Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities. The Subordinated Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

 Senior Indebtedness of J.P. Morgan is defined as the principal of, premium, if any, and interest on (a) all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except (i) the DM400,000,000 aggregate principal amount of Floating Rate Subordinated Notes of 1985/1995 of J.P. Morgan; (ii) the U.S. $400,000,000 aggregate principal amount of Zero Coupon Subordinated Notes Due 1998 of J.P. Morgan; (iii) the U.S. $250,000,000 aggregate principal amount of 7% Subordinated Notes Due 1998 of J.P. Morgan; (iv) the U.S. $150,000,000 aggregate principal amount of 8 1/2% Subordinated Notes Due 2003 of J.P. Morgan;
(v) the U.S. $500,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due 2004 of J.P. Morgan; (vi) the CAN. $250,000,000 aggregate principal amount of 6 7/8% Subordinated Notes Due 2004 of J.P. Morgan; (vii) the U.S. $200,000,000 aggregate principal amount of 7 1/4% Subordinated Notes Due 2002 of J.P. Morgan; (viii) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002 of J.P. Morgan; (ix) the U.S. $250,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002; (x) the U.S.

$200,000,000 aggregate principal amount of Floating Rate Subordinated Constant Maturity Treasury Notes Due 2000 of J.P. Morgan; (xi) the U.S. $300,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2005; (xii) the U.S. $150,000,000 aggregate principal amount of 5% Subordinated Notes Due 2008 of J.P. Morgan; (xiii) the U.S. $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes Due 2009 of J.P. Morgan; (xiv) the ITL. 150,000,000,000 aggregate principal amount of 8% Subordinated Notes Due 2003 of J.P. Morgan; (xv) the U.S.$100,000,000 aggregate principal amount of 8% Subordinated Notes due 2005 of J.P. Morgan; (xvi) the U.S.$100,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due 2010 of J.P. Morgan; and
(xvii) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "Indebtedness of J.P. Morgan for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Debt Securities shall rank pari passu with the Subordinated Notes referred to in (a)(i) through (a)(xv), although, as noted above, the Subordinated Debt Securities, as opposed to the Antecedent Subordinated Indebtedness, will be subordinated in the event of a bankruptcy or insolvency of J.P. Morgan to Derivative Obligations. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section 1.1. of the Subordinated Indenture)

 Derivative Obligations of J.P. Morgan are defined in the Subordinated Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on the date of the Subordinated Indenture. (Section 1.1. of the Subordinated Indenture)

 Antecedent Subordinated Indebtedness of J.P. Morgan is defined in the Subordinated Indenture as all indebtedness and other obligations outstanding on the date of the Subordinated Indenture and enumerated in clauses (a)(i) through
(a)(ix) of the definition of "Senior Indebtedness" (Section 1.1. of the Subordinated Indenture)


 The Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such debt securities would be senior to the subordinated debt and any limitation on the issuance of such additional senior indebtedness.


 Limited Right of Acceleration. Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Debt Securities, payment of principal of the Subordinated Debt Securities may be accelerated only in the case of the bankruptcy or reorganization of J.P. Morgan. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of J.P. Morgan contained in the Indenture. In the event of a default in the payment of principal of, premium, if any, or interest, or the performance of any other covenant in the Subordinated Debt Securities or the Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, or interest or the performance of such covenant. (Sections 5.2 and 5.4 of the Subordinated Indenture.)

Senior Debt Securities

 The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

Events of Default, Waiver, Notice, J.P. Morgan Debt Securities in Foreign Currencies

 As to any series of J.P. Morgan Debt Securities, an Event of Default is defined in the Indentures as (a) default for 30 days in payment of any interest on the J.P. Morgan Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the J.P. Morgan Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the J.P. Morgan Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the respective Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the Indenture; and (e) certain events of bankruptcy or reorganization of J.P. Morgan. (Sections 5.1. of the Indentures) An Event of Default with respect to a particular series of J.P. Morgan Debt Securities issued under the respective Indenture does not necessarily constitute an Event of Default with respect to any other series of J.P. Morgan Debt Securities issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of the respective J.P. Morgan Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such J.P. Morgan Debt Securities or in the making of any sinking fund payment with respect to such J.P. Morgan Debt Securities) if the Trustee considers it in the interest of the holders of J.P. Morgan Debt Securities of such series to do so. (Sections 5.11. of the Indentures)

 The Subordinated Indenture provides that if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Subordinated Trustee or the holders of at least 25% in principal amount of all Subordinated Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Subordinated Debt Securities, the portion thereof specified in the terms thereof) of all Subordinated Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, or interest, if any, on such Subordinated Debt Securities) may be waived by the holders of a majority in principal amount of the Subordinated Debt Securities of all series then outstanding. (Sections 5.1 and 5.10. of the

Subordinated Indenture)

 The Debt Indenture provides that (1) if an Event of Default described in clause
(a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding (each such series voting as a separate class in the case of an Event of Default under clause (a), (b) or (c) and all such series voting as one class in the case of an Event of Default under clause (d)) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) or (e) above (if the Event of Default under clause (d) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the Debt Trustee or the holders of at least 25% in principal amount of all Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium or interest, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series as the case may be) then outstanding. (Sections 5.1 and 5.10. of the Debt Indenture)

 The holders of a majority in principal amount of the outstanding J.P. Morgan Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, subject to certain limitations specified in the applicable Indenture, provided that the holders of J.P. Morgan Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the Indentures.) The Indentures require the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the applicable Indenture. (Sections 3.5 of the Indentures.) Whenever either Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of J.P. Morgan Debt Securities, in the absence of any provision to the contrary in the form of J.P. Morgan Debt Security, any amount in respect of any J.P. Morgan Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11 of the Subordinated Indenture and Section 11.11 of the Debt Indenture.)

Modification of the Indentures; Waiver of Compliance

 Each Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective J.P. Morgan Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective J.P. Morgan Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall

(i) extend the final maturity of any respective J.P. Morgan Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount J.P. Morgan Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any J.P. Morgan Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the J.P. Morgan Debt Securities provide therefor, any right of repayment at the option of the holder of a J.P. Morgan Debt Security, without the consent of the holder of each respective J.P. Morgan Debt Security so affected or (ii) reduce the aforesaid percentage of J.P. Morgan Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each J.P. Morgan Debt Security so affected. (Sections 8.2 and 8.6. of the Indentures)

 The Indentures also permit J.P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of J.P. Morgan Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of J.P. Morgan Debt Security already outstanding, and for certain other purposes. (Sections
8.1. of the Indentures)

Consolidations, Mergers and Sales of Assets

 J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the J.P. Morgan Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Articles Nine of the Indentures.)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

 J.P. Morgan and its subsidiaries have normal banking relationships with the Trustee, First Trust of New York, National Association. First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005, will also be the paying agent, registrar and transfer agent for any series of J.P. Morgan Debt Securities.

Global J.P. Morgan Debt Securities

 Any series of J.P. Morgan Debt Securities may be issued in the form of one or more global certificates (the "Global Debt Security") registered in the name of a depository or a nominee of a depository (the "Depository"). Unless otherwise specified in an applicable Prospectus Supplement, the Depository will be the Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be CEDE & CO. ("CEDE"). Accordingly, CEDE is expected to be the initial registered holder of any series of J.P. Morgan Debt Securities. No person acquiring an interest in such series of J.P. Morgan Debt Securities (a "Holder") will be entitled to receive a certificate representing such person's interest in the J.P. Morgan Debt Securities except as set forth herein. Unless and until definitive J.P. Morgan Debt Securities are issued under the limited circumstances described herein, all references to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to Holders shall refer to payments and notices to DTC or CEDE, as the registered holder of the J.P. Morgan Debt Securities, as the case may be, for distribution to Holders in accordance with the DTC procedures.

 DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the 1934 Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

 Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, J.P. Morgan Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, Holders may experience some delay in their receipt of payments, since such payments will be forwarded by the agent designated by J.P. Morgan to CEDE, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Holders. It is anticipated that CEDE, as nominee of DTC, will be the registered holder of all of the J.P. Morgan Debt Securities. Holders will not be recognized by either of the Trustees as registered holders of the J.P. Morgan Debt Securities entitled to the benefits of the relevant Indenture. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through Participants.

 Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of J.P. Morgan Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which Holders have accounts with respect to the J.P. Morgan Debt Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders.

 Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Holder to pledge J.P. Morgan Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such J.P. Morgan Debt Securities, may be limited due to the absence of physical certificates for such J.P. Morgan Debt Securities.

 DTC has advised J.P. Morgan that it will take any action permitted to be taken by a Holder under the relevant Indenture only at the direction of one or more Participants to whose accounts with DTC the J.P. Morgan Debt Securities are credited.

 The Global Debt Security shall be exchangeable for J.P. Morgan Debt Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies J.P. Morgan that it is unwilling or unable to continue as depository for such

Global Debt Security or if at any time DTC ceases to be a clearing agency registered under the 1934 Act at a time when DTC is required to be so registered to act as such depository or (ii) J.P. Morgan executes and delivers to the Trustee a Company Order that such Global Debt Security shall be so exchangeable. Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for J.P. Morgan Debt Securities registered in such names as DTC shall direct.

 Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive J.P. Morgan Debt Securities. Upon surrender by DTC of the Global Debt Security representing the J.P. Morgan Debt Securities and instructions for registration, the Trustee will reissue the J.P. Morgan Debt Securities as definitive J.P. Morgan Debt Securities, and thereafter the Trustee will recognize the holders of such definitive J.P. Morgan Debt Securities as registered holders of J.P. Morgan Debt Securities entitled to the benefits of the applicable Indenture.

 The Global Debt Security may not be transferred except as a whole by DTC with respect to such Global Debt Security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository appointed by the Corporation. DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Debt Security evidencing all or part of the J.P. Morgan Debt Securities unless such beneficial interest is an amount equal to an authorized denomination for the J.P. Morgan Debt Securities.

                          DESCRIPTION OF DEBT WARRANTS

 J.P. Morgan may issue Debt Warrants for the purchase of J.P. Morgan Debt Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). A copy of the Debt Warrant Agreement, including the form of warrant certificate (the "Debt Warrant Certificate") representing the Debt Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete.

General

 If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and the Debt Warrant Certificates representing the Offered Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt Warrants; (2) if applicable, the designation and terms of any related J.P. Morgan Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such J.P. Morgan Debt Security; (3) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency other than U.S. dollars or in any currency unit, the denomination of such J.P. Morgan Debt Securities and the coin or currency or units based on or relating to currencies (including
ECU) in which the principal, premium, if any, and interest on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due; (4) if applicable, the date on and after which the Offered Debt Warrants and the related J.P. Morgan Debt Securities will be separately transferable; (5) the principal amount of J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt Warrants and the price at which and coin or currency or units based on or relating to currencies (including ECU) in which such principal amount of J.P. Morgan Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Offered Debt Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (7) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are original issue discount J.P. Morgan Debt Securities, a discussion of the specific Federal income tax, accounting and other special considerations applicable thereto; and (8) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form.

 Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations, may, if in registered form, be presented for registration and transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the J.P. Morgan Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the J.P. Morgan Debt Securities purchasable upon such exercise.

Exercise of Debt Warrants

 Each Offered Debt Warrant will entitle the holder to purchase for cash such principal amount of J.P. Morgan Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Debt Warrants. Offered Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Debt Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by J.P. Morgan), unexercised Debt Warrants will become void.

 Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Debt Warrants may be exercised by delivery to the Debt Warrant Agent of the Debt Warrant Certificate evidencing such Debt Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the J.P. Morgan Debt Securities purchasable upon such exercise. The exercise price will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the Prospectus Supplement relating to the Offered Debt Warrants. Upon receipt of such payment and such Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, J.P. Morgan will, as soon as practicable, forward the J.P. Morgan Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining Debt Warrants.


                           PLAN OF DISTRIBUTION

 J.P. Morgan may sell the Securities being offered hereby (i) through agents,
(ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. J.P. Morgan may sell the Series Preferred Stock, including any associated Depositary Shares, the Preferred Stock Warrants or the Currency Warrants being offered hereby through underwriters. Any such persons may be customers of, engage in transactions with, or perform services for, J.P. Morgan in the ordinary course of business.

 Securities may be offered and sold through agents designated by J.P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J.P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J.P. Morgan to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

 If an underwriter or underwriters are utilized in the sale of the Offered Securities, J.P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

 If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, J.P. Morgan will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with J.P. Morgan, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

 Offers to purchase Securities may be solicited directly by J.P. Morgan and sales thereof may be made by J.P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

 If so indicated in the Prospectus Supplement, J.P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J.P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and, unless J.P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J.P. Morgan.

 Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J.P. Morgan.

 The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

 This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

 The offer and sale of the Offered Securities by an affiliate of J.P. Morgan will comply with the requirements of Schedule E ("Schedule E") of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. Accordingly, an affiliate of J.P. Morgan that is a member of the NASD may participate in a public offering and sale of J.P. Morgan Debt Securities if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J.P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities, including without limitation Debt Warrants if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of Schedule E.

 Each NASD member participating in offers and sales of the

Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

 Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

                                     EXPERTS

 The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994, (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

 The validity of the Securities offered hereby will be passed upon by Gene A. Capello, Vice President and Assistant General Counsel and Assistant Secretary of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for any underwriters, selling agents and certain other purchasers. Gene A. Capello owns or has the right to acquire a number of shares of Common Stock of J.P. Morgan equal to or less than 0.01% of the outstanding Common Stock of J.P. Morgan.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission Registration Fee                     $303,031
Legal Fees and Expenses.............................................
NASD Fees ..........................................................
Accounting Fees and Expenses .......................................
Trustee's Fees and Expenses (including counsel fees)
Blue Sky Fees and Expenses .........................................
Rating Agency Fees .................................................
Printing and Engraving Fees ........................................
Miscellaneous ......................................................
                                                                        --------
                           Total ...................................    $
                                                                        ========

----------------------------
* Estimated

Item 15. Indemnification of Officers and Directors.

         Article Seventh of the Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated (the "Registrant") provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify directors, officers, employees and agents of the Registrant, or persons serving at the written request of the Registrant as directors, officers, employees or agents of another corporation or enterprise, including Morgan Guaranty, against loss and expenses.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and it empowers the corporation to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The indemnification permitted by Article Seventh of the Restated Certificate of Incorporation of the Registrant has been extended to all officers and directors of the Registrant's wholly owned direct and indirect subsidiaries, and to such officers and directors in their respective capacities as directors and officers of other corporations 25% or more of the voting securities of which is owned, directly or indirectly, by the Registrant. The Registrant has purchase liability insurance of the type referred to in Section 145. Subject to a $250,000 deductible for each loss, the policy covers the Registrant with respect to its obligation to indemnify directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Registrant. Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate limit of $90,000,000 for each policy year. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage in which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities.

Item 16. Exhibits.

1(a)(l)* Form of Underwriting Agreement (including form of Delayed Delivery
         Contract) for Subordinated Debt.

l(a)(2)**      Form of Underwriting Agreement (including form of Delayed
               Delivery Contract) for Debt.

1(a)(3)+ Form of Underwriting Agreement for Series Preferred Stock, Depositary Shares and Preferred Stock Warrants.

3(a)+++        Restated Certificate of Incorporation of J.P. Morgan & Co.
               Incorporated, as amended.

3(b)+ By-Laws of J.P. Morgan & Co. Incorporated as amended through December 11, 1991.

4(a)(1)+ Form of Junior Subordinated Debt Indenture dated as of [ ] between J.P. Morgan & Co. Incorporated and [ ], as Trustee.

4(a)(2)* Indenture dated as of March 1, 1993, between J.P. Morgan & Co. Incorporated and Citibank, N.A., as Trustee (now First Trust of New York, National Association, as Successor Trustee).

4(a)(3)        Indenture dated as of August 15, 1982, between J.P. Morgan & Co.
               Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (now First Trust of New York, National Association, as Successor Trustee), (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated February 7, 1986, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Act")).

4(a)(4) Form of First Supplemental Indenture dated as of May 5, 1986 between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee, (now First Trust of New York, National Association, as Successor Trustee) (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated August 13, 1986, filed pursuant to Section 13 of the Act).

4(a)(5) Form of Second Supplemental Indenture dated as of February 27, 1996 between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated February 23, 1996, filed pursuant to Section 13 of the Act).

4(b)(1)*       Form of Security (Subordinated Note).

4(b)(2)**      Form of Security (Note).

4(c)(1)*       Form of Security (Subordinated Debenture).

4(c)(2)**      Form of Security (Debenture).

4(d)(1)*       Form of Security (Discount Subordinated Security).

4(d)(2)**      Form of Security (Discount Security).

4(e)(1)*       Form of Security (Zero Coupon Subordinated Security).

4(e)(2)**      Form of Security (Zero Coupon Security).

4(f)(1)*       Form of Security (Extendible Subordinated Note).

4(f)(2)**      Form of Security (Extendible Note).

4(g)(1)#       Declaration of Trust of JPM Capital Trust I.

4(g)(2)#       Certificate of Trust of JPM Capital Trust I.

4(g)(3)#       Declaration of Trust of JPM Capital Trust II.

4(g)(4)#       Certificate of Trust of JPM Capital Trust II.

4(g)(5)#       Declaration of Trust of JPM Capital Trust III.

4(g)(6)#       Certificate of Trust of JPM Capital Trust III.

4(g)(7)#       Declaration of Trust of JPM Capital Trust IV.

4(g)(8)#       Certificate of Trust of JPM Capital Trust IV.

4(h)# Form of Amended and Restated Declaration of Trust for each of JPM Capital Trust I, II, III and IV.

4(i)#          Form of Preferred Security (included in Exhibit 4(h)).

4(j)# Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities.

4(k)#          Form of Junior Subordinated Debt Security (included in Exhibit
               4(j)).

4(l)#          Form of Guarantee with respect to Preferred Securities.

5.1#          Opinion of Gene A. Capello.

5.2#           Opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel.

12.3##        Computation of Consolidated Ratio of Earnings to Fixed Charges
               and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23(a)          Consent of Price Waterhouse LLP.

(b)#           Consent of Gene A. Capello (included in Exhibit 5.1).

(c)#           Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit
               5.2).

24##           Powers of Attorney.

25.1#          Statement of Eligibility of Debt Trustee on Form T-1.

25.2#          Statement of Eligibility of Subordinated Trustee on Form T-1.

25.3# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, under the Junior Subordinated Indenture.

25.4# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, with respect to the Amended and Restated Declaration of Trust of JPM Capital Trust I.

25.5#         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, with respect to the Amended and Restated Declaration of Trust of JPM Capital Trust II.

25.6# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, with respect to the Amended and Restated Declaration of Trust of JPM Capital Trust III.

25.7# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, with respect to the Amended and Restated Declaration of Trust of JPM Capital Trust IV.

25.8# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of JPM Capital Trust I.

25.9# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of JPM Capital Trust II.

25.10# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of JPM Capital Trust III.

25.11# Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of JPM Capital Trust IV.

* Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.

** Previously filed as an exhibit to Registration Statement No. 33-49049 and incorporated by reference herein.

+ Previously filed as an exhibit to Registration Statement No. 33-49775 and incorporated by reference herein.

++ Previously filed as an exhibit to Registration Statement No. 33-64193 and incorporated by reference herein.

+++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.

#        To be filed.

## Previously filed as an exhibit to Registration Statement No. 333-01121 and incorporated by reference herein.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                EXHIBIT INDEX



EXHIBIT NO.                                         DESCRIPTION


   23.A                                CONSENT OF PRICE WATERHOUSE LLP